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EXHIBIT (n)
CONSENT OF KPMG LLP

                         Consent of Independent Auditors

The Board of Directors and Shareholders
Boulder Growth & Income Fund, Inc.:

We consent to the use of our report, dated July 31, 2002, incorporated by reference with the financial statements of Boulder Growth & Income Fund, Inc. as of and for the year ended June 30, 2002 and to the references to our firm under the headings, "FINANCIAL HIGHLIGHTS" and "OTHER SERVICE PROVIDERS - INDEPENDENT ACCOUNTANTS" in the Prospectus and "FINANCIAL STATEMENTS -INDEPENDENT ACCOUNTANTS" in the Statement of Additional Information.


                                            /s/ KPMG LLP


Boston, Massachusetts
November 18, 2002